Exhibit 10.7.2
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 1, dated as of December 29, 2006, to EMPLOYMENT AGREEMENT, effective as of the 2nd day of May, 2003 (the “Agreement”), by and between UNITED STATES LIME & MINERALS, INC., a Texas corporation, and TIMOTHY W. BYRNE. Capitalized terms used but not defined herein shall have the same meanings as in the Agreement.
     WHEREAS, Employer and Employee entered into the Agreement to set forth the terms and conditions of Employee’s continued employment with Employer;
     WHEREAS, among those terms and conditions was a provision in Section 3(d)(2) of the Agreement requiring Employer to use its best efforts to cause the Compensation Committee of the Board to grant Employee 30,000 stock options each year as therein set forth; and
     WHEREAS, Employer and Employee agreed on December 29, 2006 to an amendment to the Agreement, effective that date, to provide for the grant to Employee each year of 7,500 shares of restricted stock and 7,500 options in lieu of the grant of 30,000 options provided for in Section 3(d)(2);
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Employer and Employee hereby agree as follows:
     1. Section 3(d)(2) the Agreement is hereby amended to read in its entirety, and a new Section 3(d)(3) is hereby added, as follows:
“(2) 30,000 stock options, effective on the last business day of Employer’s fiscal years 2004 and 2005, and 7,500 stock options on the last business day of Employer’s fiscal year 2006 and of each fiscal year thereafter during Employee’s employment under this Agreement, at the fair market value of a share of Employer’s common stock on such date; and

“(3) 7,500 shares of restricted stock, effective on the last business day of Employer’s fiscal year 2006 and of each fiscal year thereafter during Employee’s employment under this Agreement. On the six-month anniversary of the date of grant, 3,750 of the restricted shares granted pursuant to this section shall vest. The remaining 3,750 restricted shares shall vest on the 12-month anniversary of the date of the grant.”
     2. Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise alter, modify, amend, or in any way affect the terms and conditions set forth in the Agreement, all of which shall remain in full force and effect and are hereby reaffirmed as if set forth at length herein.
     3. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, Employer and Employee have executed this Amendment
     No. 1 as of the date first set forth above.

UNITED STATES LIME & MINERALS, INC.

By:
Chairman, Compensation Committee

EMPLOYEE

Timothy W. Byrne